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EXHIBIT 32.1

CERTIFICATION

              Pursuant to 18 U.S.C. § 1350, the undersigned officer of Interactive Brokers Group, Inc. (the "Company") hereby certifies that the Company's Amendment No. 1 to this Annual Report on Form 10-K/A for the year ended December 31, 2011 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ THOMAS PETERFFY
Name:	Thomas Peterffy
Title:	Chairman, Chief Executive Officer and President

Date: August 31, 2012

              The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

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  EXHIBIT 32.1
CERTIFICATION